UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                               __________


                                FORM 8-K



                              CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):        Commission File Number
January 12, 1995                                                         1-8233





                           USF&G CORPORATION
          (Exact Name of Registrant as Specified in Charter)



Maryland                                                           52-1220567
(State or Other Jurisdiction                 (IRS Employer Identification No.)
of Incorporation)





           100 Light Street, Baltimore, Maryland  21202
              (Address of Principal Executive Offices)


                            (410) 547-3000
        (Registrant's telephone number, including area code)

USF&G CORPORATION
FORM-8K
______________________


Item 5. Other Events

On January 12, 1995, USF&G Corporation ("USF&G") issued a press release announcing the signing of a definitive agreement by which USF&G will acquire all of the outstanding Discover Re equity for approximately $78.5 million of USF&G common stock and options. The acquisition is subject to certain regulatory requirements and other conditions customary for a transaction of this type. The press release is incorporated herein by reference as Exhibit I to this form.





EXHIBIT I



                                                       January 12, 1995

                                                  FOR IMMEDIATE RELEASE

                                           CONTACT: Kerrie Burch-DeLuca

                                                         (410) 547-3573




USF&G CORPORATION ACQUIRES DISCOVER RE TO CAPITALIZE ON GROWING ALTERNATIVE RISK TRANSFER MARKET


          USF&G Corporation (NYSE: FG) and Discover Re Managers, Inc., a company providing insurance and related services to the alternative risk transfer ("ART") market, today announced the signing of a definitive agreement whereby USF&G will purchase all outstanding Discover Re equity for approximately $78.5 million of USF&G common stock and options.

          USF&G Chairman, President, and Chief Executive Officer Norman P. Blake, Jr. stated: "The proposed acquisition of Discover Re is consistent with USF&G's strategy to enhance shareholder value by leveraging its specialized expertise in related insurance businesses. This union allows us to access the growing, high-return, alternative risk transfer market. It also provides the opportunity to capitalize upon USF&G's expertise in workers compensation and excess property insurance outside its core property/casualty middle market business. We believe USF&G's strong franchise, together with the combined insurance expertise of both organizations, provide increased growth potential for the new operation."

          Discover Re, a private company founded in 1990, provides insurance, excess insurance, reinsurance and related advisory services to the alternative risk transfer marketplace. It focuses on municipalities, transportation, education, retail and other sectors. Typically the insured customer in this market assumes a substantial amount of its own loss exposure, primarily the predictable, frequent losses, and transfers the less predictable, excess risks to insurers and reinsurers such as Discover. Discover creatively structures insurance and reinsurance programs under which it assumes a portion of the risk for its own account and other insurers assume other portions of the risk. The ART market is one of the fastest growing segments of the property/casualty industry, representing over 30 percent of the commercial insurance market.

         Blake continued: "The founders of Discover Re, Scott Doyle and George Estes, are seasoned reinsurance executives who have created a successful and flexible organization capable of pursuing the market on an opportunistic basis to sustain attractive returns. Scott and George and their team will continue their operations under the Discover Re name at their current location in Farmington, Connecticut.

         "Discover Re's focused operations are a good fit with USF&G's business strategy and culture. This acquisition is consistent with our interest in developing high-value operations, such as F&G Re and Fidelity/Surety, that augment our core insurance operations."

          USF&G Corporation, through its property/casualty and life insurance subsidiaries, is a leading provider of insurance. Founded in Baltimore in 1896, the company markets property/casualty insurance through approximately 3,500 independent insurance agencies. For the nine months ended September 30, 1994, USF&G had earned premiums of $1.8 billion and shareholders equity of $1.3 billion. For the nine months ended September 30, 1994, Discover Re wrote $51.8 million of total program premium and had shareholders' equity of $44.2 million.






                          USF&G CORPORATION
                              FORM 8-K
                        ______________________
                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             USF&G CORPORATION

                                             By:  DAN L.  HALE
                                                  Dan L. Hale
                                                  Executive Vice President,
                                                  Chief Financial Officer and
                                                  Principal Accounting Officer

January 12, 1995